                                                                   EXHIBIT 10.36

                                                                  CONFORMED COPY

                                  $250,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  June 26, 1996

                                      among

                          CORPORATE PROPERTY INVESTORS

                             The BANKS Listed Herein

                                       and

                       CHEMICAL BANK - A SUBSIDIARY OF THE
                          CHASE MANHATTAN CORPORATION,
                             as Documentation Agent

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Administrative Agent

                           --------------------------

                       CHEMICAL BANK - A SUBSIDIARY OF THE
                           CHASE MANHATTAN CORPORATION

                                       and

                           J.P. MORGAN SECURITIES INC.
                                  Co-Arrangers
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                              TABLE OF CONTENTS(1)

                                                              Page

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.01.  Definitions...................................    1
SECTION 1.02.  Accounting Terms and
               Determinations................................   18
SECTION 1.03.  Types of Borrowings...........................   18

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments to Lend...........................   18
SECTION 2.02.  Notice of Committed Borrowing.................   19
SECTION 2.03.  Money Market Borrowings.......................   19
SECTION 2.04.  Notice to Banks; Funding of Loans.............   24
SECTION 2.05.  Notes.........................................   25
SECTION 2.06.  Maturity of Loans.............................   25
SECTION 2.07.  Interest Rates................................   25
SECTION 2.08.  Fees..........................................   28
SECTION 2.09.  Optional Termination or Reduction
               of Commitment.................................   28
SECTION 2.10.  Mandatory Termination of
               Commitment....................................   28
SECTION 2.11.  Mandatory Prepayments and
               Termination of Commitment.....................   28
SECTION 2.12.  Optional Prepayments..........................   32
SECTION 2.13.  General Provisions as to Payments.............   32
SECTION 2.14.  Funding Losses................................   33
SECTION 2.15.  Computation of Interest and Fees..............   33
SECTION 2.16.  Withholding Tax Exemption.....................   34

-----------
(1) The Table of Contents is not a part of this Agreement.

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                                                              Page

                                   ARTICLE III

                                   CONDITIONS

SECTION 3.01.  Effectiveness.................................   35
SECTION 3.02.  Borrowings....................................   36

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Existence and Power...........................   37
SECTION 4.02.  Authorization; No Contravention...............   37
SECTION 4.03.  Binding Effect................................   38
SECTION 4.04.  Financial Information.........................   38
SECTION 4.05.  Litigation....................................   38
SECTION 4.06.  Compliance with ERISA.........................   39
SECTION 4.07.  Environmental Matters.........................   39
SECTION 4.08.  Taxes.........................................   40
SECTION 4.09.  Not an Investment Company.....................   40
SECTION 4.10.  Full Disclosure...............................   40
SECTION 4.11.  Qualification as a REIT.......................   40
SECTION 4.12.  Real Estate Operating Company.................   41
SECTION 4.13.  Insurance.....................................   41
SECTION 4.14.  Subsidiaries..................................   41

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.  Information...................................   41
SECTION 5.02.  Payment of Obligations........................   45
SECTION 5.03.  Maintenance of Property; Insurance............   45
SECTION 5.04.  Conduct of Business and Maintenance
               of Existence..................................   46
SECTION 5.05.  Compliance with Laws..........................   46
SECTION 5.06.  Inspection of Property, Books and
               Records.......................................   46
SECTION 5.07.  Limitations on Debt...........................   47
SECTION 5.08.  Minimum Net Worth.............................   47
SECTION 5.09.  Value of Unleveraged Assets...................   47
SECTION 5.10.  Debt Service Coverage.........................   47


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                                                              Page

SECTION 5.11.  Use of Proceeds...............................   48
SECTION 5.12.  Real Property Appraisals......................   48
SECTION 5.13.  Transactions with Affiliates..................   48

                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.01. Events of Default..............................   48
SECTION 6.02. Notice of Default..............................   51

                                   ARTICLE VII

                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization.................   51
SECTION 7.02.  Agents and Affiliates.........................   51
SECTION 7.03.  Action by Agents..............................   52
SECTION 7.04.  Consultation with Experts.....................   52
SECTION 7.05.  Liability of Agents...........................   52
SECTION 7.06.  Indemnification...............................   52
SECTION 7.07.  Credit Decision...............................   53
SECTION 7.08.  Successor Agents..............................   53
SECTION 7.09.  Agents' Fee...................................   53

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate
               Inadequate or.................................   53
SECTION 8.02.  Illegality....................................   54
SECTION 8.03.  Increased Cost and Reduced Return.............   55
SECTION 8.04.  Base Rate Loans Substituted for
               Affected Fixed Rate Loans.....................   57
SECTION 8.05.  Election to Terminate.........................   58


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                                                              Page

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices.......................................   58
SECTION 9.02.  No Waivers....................................   59
SECTION 9.03.  Expenses; Documentary Taxes;
               Indemnification...............................   59
SECTION 9.04.  Amendments and Waivers........................   60
SECTION 9.05.  Successors and Assigns........................   60
SECTION 9.06.  Collateral....................................   62
SECTION 9.07.  Offer to Secure the Obligations...............   63
SECTION 9.08.  Governing Law; Submission to
               Jurisdiction..................................   64
SECTION 9.09.  Counterparts; Integration.....................   64
SECTION 9.10.  WAIVER OF JURY TRIAL..........................   64
SECTION 9.11.  Limitation of Liability.......................   64
SECTION 9.12.  Confidentiality...............................   65
SECTION 9.13.  Adjustments...................................   65
SECTION 9.14.  Existing Credit Agreement.....................   66

PRICING SCHEDULE

Exhibit A -    Note

Exhibit B -    Form of Money Market Quote Request

Exhibit C -    Form of Invitation for Money Market Quotes

Exhibit D -    Form of Money Market Quote

Exhibit E -    Opinion of General Counsel for the Borrower

Exhibit F -    Opinion of Peabody & Arnold, Special Counsel for the Borrower

Exhibit G -    Opinion of Cravath, Swaine & Moore, Special Counsel for the
               Borrower

Exhibit H -    Opinion of Davis Polk & Wardwell, Special Counsel for the
               Administrative Agent

Exhibit I -    Leasing Status Report

Exhibit J -    Leasing Status Summary

Exhibit K -    Assignment and Assumption Agreement

Exhibit L -    Subordination Provisions

                                CREDIT AGREEMENT

            AGREEMENT dated as of June 26, 1996 among CORPORATE PROPERTY INVESTORS, the BANKS listed on the signature pages hereof, CHEMICAL BANK, as Documentation Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

            "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

            "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any Person that directly, or indirectly through one or more intermediaries, controls the Subject Person (a "Controlling Person") or (ii) any Person (other than the Subject Person) which is controlled by or is under common control with a Controlling Person or the Subject Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a

Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" means the Administrative Agent and the Documentation Agent.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Appraised Value" of any Real Property means at any time the fair market value of the equity interests in all such Real Property held at such time by the Borrower and its Consolidated Subsidiaries, as set forth in the most recent real property appraisal of the Borrower and its Consolidated Subsidiaries by the Appraiser referred to in Section 5.12, to which has been added related debt secured by such Real Property, which debt had been deducted in determining such fair market value.

            "Appraiser" means Landauer Associates, Inc., or any other nationally recognized, independent appraiser that is experienced in the appraisal of regional and super-regional shopping centers and is a member of the Appraisal Institute selected by the Borrower and acceptable to the Required Banks, which acceptance shall be deemed given unless Banks having more than 33-1/3% of the aggregate amount of the Commitments reasonably object in writing to the selection delivered within 90 days after notice of such selection.

            "Asset Acquisition" means any acquisition of assets by the Borrower or any of its Subsidiaries.

            "Asset Disposition" means any sale, lease, transfer or other disposition of any asset, directly or indirectly (by merger or otherwise), by the Borrower or any of its Subsidiaries other than (i) any lease of space in Real Property entered into in the ordinary course of business, (ii) any sale, lease, transfer or other disposition of any asset other than Real Property entered into in the ordinary course of business, (iii) any sale, lease, transfer or other disposition of any asset to the Borrower or to any Wholly-Owned Consolidated Subsidiary, (iv) any transfer of cash or any sale or other disposition of a short-term investment and (v) any grant of a Lien on any property of the Borrower or any Subsidiary.

            "Assignee" has the meaning set forth in Section 9.05(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.05(c), and their respective successors.

            "Bank Affiliate" means, with respect to any Bank, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Bank (a "Controlling Entity") or (ii) any Person (other than such Bank) which is controlled by or is under common control with a Controlling Entity or such Bank. As used in the immediately preceding sentence, the term "control" means beneficial ownership of not less than 80% of the outstanding shares of common stock of a Person.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Committed Borrowing or
Article VIII.

            "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Board of Trustees" means the Board of Trustees of the Borrower or the executive or any other committee of such Board authorized to exercise the powers and authority of such Board.

            "Borrower" means Corporate Property Investors, an unincorporated Massachusetts business trust, and its successors.

            "Borrowing" has the meaning set forth in Section 1.03.

            "Capitalized Lease" means any lease of property (real, personal or mixed) which in accordance with generally accepted accounting principles should be capitalized on the lessee's balance sheet.

            "Cash Flow" means for any period Consolidated Net Income for such period plus depreciation and amortization expense for such period to the extent deducted in determining Consolidated Net Income for such period.

            "Cash Flow Before Debt Service" means at any date (i) Cash Flow for the four consecutive fiscal quarters ended on or most recently prior to such date plus (ii) Consolidated Interest Expense for such four fiscal quarters (but only to the extent such Consolidated Interest Expense shall have been deducted in computing Consolidated Net Income).

            "Code" means the internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09, 2.10 and 2.11.

            "Commitment Pee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

            "Committed Loan" means a loan made by a Bank pursuant to Section
2.01.

            "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated Interest Expense" means for any period the consolidated interest expense (whether accrued or paid) on the Consolidated Debt for such period, including, without limitation, (i) any interest accrued or paid during such period which is capitalized in accordance with generally accepted accounting principles, (ii) the portion of any obligation under Capitalized Leases allocable to interest expense during such period in accordance with generally accepted accounting principles and (iii) any dividends paid in cash during such period on preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

            "Consolidated Net Income" means for any period consolidated income (or loss) before nonrecurring items of the Borrower and its Consolidated Subsidiaries for such period.

            "Consolidated Net Worth" means at any date Gross Assets at such date less the aggregate outstanding amount of Consolidated Debt.

            "Consolidated Secured Debt" means at any date that portion of Consolidated Debt at such date that is attributable to (i) Secured Debt of the Borrower at such date and (ii) Debt of any Subsidiary at such date.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity (including, without limitation, a partnership) the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Debt" of any Person (the "Obligor") means at any date, without duplication, (i) all obligations of the Obligor for borrowed money or for the unpaid purchase price of property or services or for unpaid taxes, (ii) all obligations of any other Person for borrowed money or for the unpaid purchase price of property or services or for unpaid taxes in respect of which the Obligor is liable, contingently, or otherwise to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business) or which the Obligor has agreed to purchase or otherwise acquire, (iii) all obligations of any other Person for borrowed money or for the unpaid purchase price of property or services or for unpaid taxes secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Obligor whether or not the Obligor has assumed or become liable for the payment or such obligations, (iv) any lease of property, real or personal, by the Obligor, as lessee, to the extent that, in accordance with generally accepted accounting principles, it is required to be capitalized on a balance sheet of the lessee, and (v) all contingent obligations of the Obligor to the extent that in accordance with generally accepted accounting principles such contingent obligations are required or would be required to be disclosed in the financial statements or notes thereto of the Obligor, including, without limitation, all commitments for future real estate acquisitions and other similar contingent obligations of the Obligor, provided, however, that with respect to obligations set forth in clause (iii) above involving the Obligor's subordination of (a) the payment of lease rentals on Real Property owned by the Obligor or (b) the Obligor's interest in Real Property, to the payment of a mortgage or other secured indebtedness which is solely the obligation of any other Person, the amount of obligations of any other Person to be included in Debt shall not be deemed to exceed the amount of the obligor's interest in such Real Property as determined in accordance with the most recent real property appraisal delivered pursuant to Section 5.12.

            "Debt for Borrowed Money" of any Person (the "Obligor") means at any date, without duplication, (i) all obligations of the Obligor for borrowed money or evidenced by bonds, notes, debentures or other similar instruments or securities, (ii) any lease of property, real or personal, by the Obligor, as lessee, to the extent that, in accordance with generally accepted accounting principles, it is required to be capitalized on a balance sheet of the lessee and (iii) all obligations of. any other Person of the type described in clauses
(i) and (ii) in respect of which the Obligor is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), or which the Obligor has agreed to purchase or otherwise acquire.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Delivery Time" has the meaning set forth in Section 9.07(b).

            "Documentation Agent" means Chemical Bank, in its capacity as Documentation Agent for the Banks hereunder, and its successors in such capacity.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.


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

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or (c) of the Code, or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, are treated as a single employer under Section 414 of the Code.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

            "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan pursuant to the applicable Notice of Committed Borrowing.

            "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(b).


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

            "Event of Default" has the meaning set forth in Section 6.01.

            "Existing Shareholders" means, collectively, the Persons owning, directly or indirectly, shares of beneficial interest in the Borrower representing 100% of the voting power of the shares of beneficial interest in the Borrower outstanding as of the date of this Agreement.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

            "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

            "Gross Assets" means at any date the sum of (i) the consolidated Appraised Value of all interests in Real Property held at such time by the Borrower and its Consolidated Subsidiaries, (ii) cash and all other assets of the Borrower and its Consolidated Subsidiaries which, in accordance with generally accepted accounting principles, at such time would be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (other than Real Property and any asset which is classified as an intangible asset under generally accepted accounting principles, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises), all as set forth in the most recent real property appraisal of the Borrower and its Consolidated Subsidiaries delivered pursuant to Section 5.12, and (iii) if not included in the assets set forth in clause (ii), the value of any notes and contract receivables held by the Borrower pursuant to its Employee Share Purchase Plan as indicated in the most recent real property appraisal delivered pursuant to Section 5.12.


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

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or, if the Administrative Agent determines that deposits of such maturities are generally available to all of the Banks in the London interbank market for such period, nine months or one year thereafter), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

            (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter, as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

            "Mandatory Prepayment Event" has the meaning set forth in Section 2.11(f).

            "Mandatory Prepayment Transaction" has the meaning set forth in
Section 2.11(e).

            "Material Debt" means Debt (other than the Notes and other than Non-Recourse Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

            "Minority Ownership Interest" means any equity interest in any Person other than a Consolidated Subsidiary.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Non-Recourse Debt" of any Person means at any time all Debt secured by a Lien in or upon property owned by such Person where the rights and remedies of the holder of such Debt do not extend to assets other than the property constituting security therefor. Notwithstanding the foregoing, Debt of any Person shall not fail to constitute Non-Recourse Debt by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Debt of provisions to the effect that such Person shall be liable, beyond the assets securing such Debt, for (i) misapplied moneys, including insurance and condemnation proceeds and security deposits, (ii) indemnification by such Person in favor of holders of such Debt and their affiliates in respect of liabilities to third parties, including environmental liabilities, (iii) breaches of customary representations and warranties given to the holders of such Debt and
(iv) such other obligations as are customarily excluded from the exculpation provisions of so-called "non-recourse" loans made by commercial lenders to institutional borrowers.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

            "Obligations" means the obligations of the Borrower under this Agreement including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not an allowable claim in any such proceeding) on any Loan or Note, (b) all other amounts payable by the Borrower hereunder and (c) any renewals or extensions of any of the foregoing.

            "Parent" means, with respect to any Bank, any Controlling Entity (as defined in the definition of Bank Affiliate) of such Bank.

            "Participant" has the meaning set forth in Section 9.05(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Schedule" means the Schedule attached hereto identified as such.

            "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

            "Real Property" means land, rights in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights in lands, or interests therein, including, without limitation, fee ownership of land or improvements, options, leaseholds, joint venture, limited liability company or partnership interests in land or improvements, or notes, debentures, bonds or other evidences of indebtedness collateralized by or otherwise secured in any way by mortgages, deeds of trust or interests in any of the foregoing instruments.

            "Reference Banks" means the principal London offices of Chemical Bank and Morgan Guaranty Trust Company of New York, and "Reference Bank" means either one of such Reference Banks.

            "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans (including, without limitation, any Money Market Loans repaid with such proceeds).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

            "Restricted Payment" means, without duplication, (i) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of beneficial interest in the Borrower or (b) any option, warrant or other right to acquire shares of beneficial interest in the Borrower, (ii) any dividend or other distribution with respect to shares of beneficial interest in the Borrower (except dividends payable solely in shares of beneficial interest in the Borrower) or (iii) any payment in respect of Subordinated Securities, other than payment of current interest on Subordinated Securities that are Debt.

            "Restricted Payment Threshold" means, at any date (the "Determination Date") the sum of (i) consolidated net income of the Borrower and its Consolidated Subsidiaries during the period commencing on April 1, 1996 and ending on the last day of the fiscal quarter most recently ended on or before the Determination Date, taken as a single accounting period, plus depreciation and amortization expense for such period to the extent deducted in determining such consolidated net income for such period plus (ii) $500,000,000 plus (iii) the aggregate net proceeds of any Subordinated Securities sold by the Borrower after the Effective Date and on or before the Determination Date.

            "Revolving Credit Period" means the period from and including the Effective Date to, but excluding, the Termination Date.

            "S&P" means Standard & Poor's Rating Services.

            "Secured Debt" means, with respect to the Borrower, any Debt of the Borrower that is secured by a Lien on any of its assets.

            "Security Acceptance" has the meaning set forth in Section 9.07(b).

            "Security Offer" has the meaning set forth in Section 9.07(a).

            "Significant Subsidiary" means any Subsidiary as to which the sum of
(i) the Appraised Value of all interests in Real Property held at such time by such Subsidiary and (ii) the aggregate value of all other net assets at such time of such Subsidiary, valued in accordance with the most recent real property appraisal delivered pursuant to Section 5.12, exceeds $250,000,000.

            "Significant Tenant" means a Person (including Affiliates of that Person) that is (i) the lessee of Real Property owned by the Borrower or any Subsidiary or (ii) a department store that is the occupant of Real Property forming part of a shopping center owned by the Borrower or any Subsidiary but which Real Property is owned by a Person or Persons other than the Borrower or any Subsidiary, in any case if the aggregate of the net rentable area leased by such Person and the gross floor area of department store space occupied by such Person, is in excess of 150,000 square feet.

            "Specified Assets" means each of the following assets of the Borrower or any of its Subsidiaries, provided that such asset is wholly-owned by the Borrower or any of its Subsidiaries at the time the Borrower proposes to grant to the Administrative Agent for the ratable benefit of the Banks a continuing security interest in such asset in accordance with Section 9.07: Town Center at Boca Raton; Brea Mall in Orange County, California; Lenox Square in Atlanta, Georgia; Burlington Mall in Burlington, Massachusetts; Livingston Mall in Livingston, New Jersey; Rockaway Townsquare in Rockaway, New Jersey; Roosevelt Field in Garden City, New York; Walt Whitman Mall in Huntington, New York and Westminster Mall in Orange County, California; or, with the approval of the Required Banks, such other substitute asset with an Appraised Value equal to or greater than the Specified Asset being substituted for.

            "Subordinated Securities" means shares of stock or other equity interests in the Borrower (whether common or preferred, voting or nonvoting, redeemable or non-redeemable) and Debt of the Borrower which (x) shall have been expressly subordinated in right of payment at maturity, upon acceleration or otherwise by the instrument creating such Debt to the Obligations by provisions no less favorable to the holders of the Obligations than those set forth in Exhibit L and (y) shall have a maturity date not earlier than June 27, 2002.

            "Subsidiary" means (i) any corporation, trust or other entity governed by a board of directors, board of trustees or other body exercising similar authority over the affairs thereof, the securities or ownership interests of which having ordinary voting power to elect a majority of such board or body are at the time directly or indirectly owned by the Borrower and
(ii) any limited liability company, partnership (general or limited) or joint venture of which the Borrower directly or indirectly owns the interest of a general partner or venturer; provided, however, that (A) for purposes of each subsection of Sections 2.10(e) and 6.01, such limited liability company, partnership or venture shall be deemed not to be a "Subsidiary" unless, pursuant to applicable law and the instruments and agreements governing the organization of such limited liability company, partnership or venture, the Borrower directly or indirectly shall have the right to cause such limited liability company, partnership or venture to take, or to refrain from taking, the action described in such subsection, (B) for purposes of each Section of Article IV, such limited liability company, partnership or venture shall be deemed not to be a "Subsidiary" unless, pursuant to applicable law and the instruments and agreements governing the organization of such limited liability company, partnership or venture, the Borrower directly or indirectly shall have the right
(1) to obtain the information necessary to determine the accuracy of the representation set forth in such Section and (2) to cause such representation to be accurate and (C) for purposes of each Section of Article V, such limited liability company, partnership or venture shall be deemed not to be a "Subsidiary" unless, pursuant to applicable law and the instruments and agreements governing the organization of such limited liability company, partnership or venture, the Borrower directly or indirectly shall have the right to cause compliance by such limited liability company, partnership or venture with such Section. For purposes of the preceding sentence, the right to take or refrain from taking any action shall include the right to cause the subject partnership or venture to obtain the necessary funds required for it to take or refrain from taking such action.

            "Super Required Banks" means at any time Banks having at least 80% of the aggregate amount of the

Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 80% of the aggregate unpaid principal amount of the Loans.

            "Termination Date" means June 26, 2001 or if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), at any such time, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Unleveraged Assets" means at any time the sum of (i) (x) the Appraised Value at such time of all Real Property owned by the Borrower that is not subject to a Lien securing Debt for Borrowed Money plus (y) the value at such time, determined in accordance with generally accepted accounting principles, of all assets of the Borrower (other than Real Property and intangible assets (determined in accordance with generally accepted accounting principles)) that are not subject to any Lien securing Debt for Borrowed Money and (ii) for each Consolidated Subsidiary that does not have Debt for Borrowed Money (other than Debt for Borrowed Money owing to the Borrower or any Wholly-Owned Consolidated Subsidiary and other than Non-Recourse Debt) the sum of: (s) the Appraised Value at such time of Real Property owned by such Consolidated Subsidiary that is not subject to a Lien securing Debt for Borrowed Money and (t) the value at such time, determined in accordance with generally accepted accounting principles, of all assets of such Consolidated Subsidiary (other than Real Property and intangible assets (determined in accordance with generally accepted accounting principles)) that are not subject to any Lien securing Debt for Borrowed Money. For purposes of the preceding sentence only, the term "Non-Recourse Debt" of any Person (the "Obligor") will be deemed to include any lease of office equipment by the Obligor, as lessee, to the extent that, in accordance with generally accepted accounting principles, it is required to be capitalized on a balance sheet of the lessee, regardless of whether such obligation may be enforced out of assets other than such office equipment.

            "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or beneficial interest or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to
Section 8.01(a)), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments). Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

            SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent and the Documentation Agent notice (a "Notice of Committed Borrowing") at least three Domestic Business Days before each Base Rate Borrowing and at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (ii) the aggregate amount of such Borrowing,

            (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

            (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (v) the purpose of such Borrowing.

Notwithstanding the foregoing, no more than ten Committed Borrowings shall be outstanding at any one time.

            SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower, provided that prior to the first such request the Borrower shall obtain the unanimous consent of the Banks to the inclusion of the facility under this Section 2.03 for the making of Money Market Loans (which consent may be granted or withheld in each Bank's sole discretion and which may be conditioned on satisfactory revision of the fees referred to in Section 2.08(b)). At any time after such unanimous consent, if any, is granted, the Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative

Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

            (iii) the duration, of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (A) the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

            (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (B) contains qualifying, conditional or similar language;

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

            (D) arrives after the time set forth in subsection (d)(i).

            (e) Notice to the Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of

Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

            (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and;

            (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such, Banks as nearly as possible (in multiples of $1,000,000 as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            SECTION 2.04. Notice to Banks: Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines, or is notified by the Documentation Agent prior to the date of such Borrowing that the Documentation Agent has determined, that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

            (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

            (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (x) the Base Rate Margin for such day plus (y) the Base Rate for such day. Such interest shall be payable for each Interest period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the rate otherwise applicable to Base Rate Loans for such day.

             (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to

United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 3% plus the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan on the date such default shall have occurred.

            (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the Base Rate for such day.

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telex, cable or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or

Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.08. Fees. (a) On or before the Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Banks a participation fee in an amount equal to (x) if such Bank's initial bid for a commitment (as set forth in such Bank's commitment letter) was less than $25,000,000, 0.15% of the amount of such Bank's Commitment or (y) if such Bank's initial bid for a commitment (as set forth in such Bank's commitment letter) was greater than or equal to $25,000,000, 0.20% of the amount of such Bank's Commitment.

            (b) During the Revolving Credit Period, the Borrower shall pay to the Administrative Agent for the account of each Bank ratably in accordance with their respective Commitments a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fees shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period and shall be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 during the Revolving Credit Period (commencing October 15, 1996) and on the date of the termination of the Commitments in their entirety.

            SECTION 2.09. Optional Termination or Reduction of Commitment. During the Revolving Credit Period, the Borrower may, upon at least 15 calendar days' notice to the Administrative Agent, (a) terminate the Commitments at any time, if no Loans are outstanding at such time or (b) ratably reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $1,000,000, the unused portion of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

            SECTION 2.10. Mandatory Termination of Commitment. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.11. Mandatory Prepayments and Termination of Commitment.
(a) Promptly following any determination by the Borrower or any of its Subsidiaries to consummate a Mandatory Prepayment Transaction, and in any event at least 90 days prior to the consummation by the

Borrower or any of its Subsidiaries of a Mandatory Prepayment Transaction, the Borrower shall send a notice prepared by its chief financial officer to each of the Banks (i) specifying the date on which the Borrower or its Subsidiary, as the case may be, proposes to consummate such Mandatory Prepayment Transaction and (ii) describing such Mandatory Prepayment Transaction in reasonable detail.

            (b) Prior to, or simultaneously with, the consummation by the Borrower or any of its Subsidiaries of any Mandatory Prepayment Transaction, and upon five Domestic Business Days' notice to each of the Banks stating the proposed date of the prepayment, the Borrower shall prepay the outstanding principal amount of the Loans in full, together with accrued interest thereon to the date of such prepayment and any amounts payable to the Banks as a result of such prepayment pursuant to Section 2.14 and all accrued fees pursuant to
Section 2.08(b). The Commitments shall terminate on the earlier of (i) the date of such prepayment and (ii) the date of consummation by the Borrower or any of the Subsidiaries of such Mandatory Prepayment Transaction.

            (c) Promptly, and in any event within two Domestic Business Days, following the occurrence of a Mandatory Prepayment Event, the Borrower shall give notice thereof to each of the Banks and the Administrative Agent.

            (d) The Borrower shall, on a date specified by the Administrative Agent following the occurrence of a Mandatory Prepayment Event (which date shall be no less than two Domestic Business Days and no more than twenty Domestic Business Days after the date the Administrative Agent receives the notice referred to in subsection (c) above), prepay the outstanding principal amount of the Loans in full, together with accrued interest thereon to the date of such prepayment and any amounts payable to the Banks as a result of such prepayment pursuant to Section 2.14 and all accrued fees pursuant to Section 2.08(b). The Commitments shall terminate on the date of such prepayment.

            (e) The term "Mandatory Prepayment Transaction" means:

                  (i) (x) any consolidation or merger by the Borrower with or into any other Person or (y) any sale, lease or other transfer by the Borrower, directly or indirectly, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person (other than the Borrower or any Wholly-Owned

            Consolidated Subsidiary of the Borrower); provided that a merger by the Borrower with another Person shall not constitute a Mandatory Prepayment Transaction if (A) the Borrower is the entity surviving such merger and (B) immediately after giving effect to such merger, neither a Default, a Mandatory Prepayment Transaction (other than one referred to in this clause (i)) nor a Mandatory Prepayment Event shall have occurred and be continuing;

                  (ii) the making of any Restricted Payment by the Borrower or any of its Subsidiaries if, after giving effect thereto, the aggregate amount of all Restricted Payments made by the Borrower and its Subsidiaries on or subsequent to the date hereof and on or before the date of such Restricted Payment, would equal or exceed the Restricted Payment Threshold;

                  (iii) the making of any Asset Disposition by the Borrower or any of its Subsidiaries prior to the date (if any) on which the Security Acceptance shall occur if, after giving effect thereto, (A) the aggregate amount of Gross Assets allocable to Real Property disposed of by the Borrower or any of its Subsidiaries on or after the Effective Date (determined in each case as of the date of such disposition) equals or exceeds (B) 50% of the sum of (i) $4,230,000,000 (Four Billion Two Hundred and Thirty Million Dollars) plus (ii) the excess, if any, of (x) the net proceeds received by the Borrower of any Subordinated Securities issued after the Effective Date over (y) the sum of (I) the portion of such proceeds not invested by the Borrower in Real Property (for purposes of clause (y)(I), proceeds used to repay Debt incurred to invest in Real Property being deemed to have been invested in Real Property) plus (II) the aggregate amount of Restricted Payments made by the Borrower and its Subsidiaries in respect of redemptions or repurchases of Subordinated Securities issued by the Borrower after the Effective Date; or the making of any Restricted Payment referred to in clause (y)(II) at any time prior to the date (if any) on which the Security Acceptance shall occur, if, after giving effect thereto, the amount determined pursuant to clause (A) above equals or exceeds the amount determined pursuant to clause (B) above at such time;

                  (iv) the making by the Borrower or any Consolidated Subsidiary of any Investment (other than an Investment in the Borrower or in a Wholly-Owned Consolidated Subsidiary) in any Person if, after giving effect thereto, the aggregate fair market value of all Investments of the Borrower and its Consolidated Subsidiaries (A) in such Person (and its Affiliates (other than the Borrower and its Subsidiaries)) would exceed 25% of Gross Assets or (B) in such Person (and its Affiliates (other than the Borrower and its Subsidiaries)) and any two other Persons (and their respective Affiliates (other than the Borrower and its Subsidiaries)) would exceed 50% of Consolidated Net Worth;

                  (v) the making by the Borrower or any Consolidated Subsidiary of any Investment in Real Property if, after giving effect thereto, the Appraised Value of any single or contiguous Real Property held by the Borrower and its Consolidated Subsidiaries would exceed 25% of Gross Assets; or

                  (vi) the making by the Borrower or any Consolidated Subsidiary of any Investment in any Person if, after giving effect thereto, the aggregate fair market value of all Investments of the Borrower and its Consolidated Subsidiaries that constitute Minority Ownership Interests would exceed 10% of Gross Assets.

            (f) The term "Mandatory Prepayment Event" means:

                  (i) failure by the Borrower or any of its Subsidiaries (other than Subsidiaries that are considered, for Federal income tax purposes, partnerships, non-entities or joint ventures) to qualify, at any time, as a "real estate investment trust" or "qualified REIT subsidiary", as the case may be, under Sections 856-859 of the Code, or any successor provision;

                  (ii) failure by the Borrower to qualify, at any time, as
            either a "real estate operating company" or a "venture capital operating company", in each case, as defined in Section 2510.3-101 of the Regulations of the Department of Labor;

                  (iii) the Existing Shareholders shall cease, for any reason, to own, directly or indirectly,
            shares of beneficial interest in the Borrower representing at least 55% of the voting power of all then outstanding shares of beneficial interest of the Borrower; or

                  (iv) during any period of 12 consecutive calendar months,
            individuals who were members of the Board of Trustees of the Borrower on the first day of such period shall cease to constitute a majority of the Board of Trustees of the Borrower, other than as a result of death, incapacity or mandatory retirement based on age.

            SECTION 2.12. Optional Prepayments. (a) The Borrower may (i) upon at least three Domestic Business Days' notice (or with respect to a Base Rate Borrowing made pursuant to Sections 8.01, 8.02 or 8.04, upon at least one Domestic Business Day's notice) to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) and (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, subject to Section 2.14, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

            (b) Except as provided in Subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

            SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) The Banks agree that, unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by such Bank (or by an existing or prospective Participant in the related Fixed Rate Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which any amount is payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive all payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which is required so to deliver a Form 1001 or 4224 will, in addition, deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive all payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless any change in a tax treaty to which the United States is a party or any change in law or regulation of the United States has occurred after the Effective Date (or, in the case of any bank that is not a Bank on the Effective Date, after the date such bank becomes a Bank hereunder) and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Notwithstanding any provision in this Agreement to the contrary, the Borrower shall not be obliged to pay any additional amount in respect of any United States federal income tax (including, without limitation, pursuant to Section 8.03 hereof) if the obligation to withhold with respect to such tax results from, or would not have occurred but for, the failure of any Bank to deliver the forms specified in this Section 2.16 in the manner and at the times specified herein (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided).

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04, provided that the conditions set forth in Sections 3.01(g) and (i) may not be waived except by all of the Banks):

            (a) receipt by the Administrative Agent and the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any Bank from which an executed counterpart shall not have been received, receipt by the Administrative Agent or Documentation Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such Bank of execution of a counterpart hereof by such
      Bank);

            (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

            (c) receipt by the Administrative Agent and the Documentation Agent of an opinion of the general counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (d) receipt by the Administrative Agent and the Documentation Agent of an opinion of Peabody & Arnold, special Massachusetts counsel for the Borrower, substantially in the form of Exhibit F hereto and covering such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (e) receipt by the Administrative Agent and the Documentation Agent of an opinion of Cravath, Swaine & Moore, special counsel for the Borrower, substantially in the form of Exhibit G hereto and covering such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (f) receipt by the Administrative Agent and the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (g) the "Commitment" (as defined therein) under the $135,000,000 Credit Agreement dated January 15, 1993 among the Borrower, the banks listed therein, Chemical Bank, as Co-Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Existing Credit Agreement") shall have been terminated and all amounts due and payable thereunder shall have been paid in full;

            (h) receipt by the Administrative Agent and the Documentation Agent of all documents either of them may reasonably request relating to the existence of the Borrower, the Borrower's authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent and the Documentation Agent; and

            (i) the Borrower shall have paid the fees referred to in Sections 2.08(a) and 7.09;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 30, 1996. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

            (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Borrowing, (i) in the case of a Borrowing other than a Refunding Borrowing, no Default shall have occurred and be continuing, (ii) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and
      (iii) in the case of any Borrowing, (x) no Mandatory Prepayment Event shall have occurred and (y) no Mandatory Prepayment Transaction shall have occurred; and

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c), 4.05 and
      4.07 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants that:

            SECTION 4.01. Existence and Power. The Borrower is an unincorporated Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02. Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's powers, have been duly authorized by all necessary action on the part of the Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Declaration of Trust (including, without limitation, Section 3.2(f) thereof) or Trustee's Regulations of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of (or the obligation to create or impose) any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower.

            SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of cash flows, income and shareholders' equity for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1995 Annual Report, a copy of which has been delivered to the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1996 and the related unaudited consolidated statements of cash flows, income and shareholders' equity for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended March 31, 1996, a copy of which has been delivered to the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

            (c) Since March 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.05. Litigation. Except as described in subparagraph (2) of Commitments, Contingencies and Other Comments of Notes to Unaudited Consolidated Financial Statements of the Borrower and its Consolidated Subsidiaries for the three months ended March 31, 1996, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Note.

            SECTION 4.06. Compliance with ERISA. Except for any of the following, the failure to fulfill or comply with which would not in the aggregate materially adversely affect the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code (except for such a failure with respect to a Multiemployer Plan which has resulted or could result in the posting of a bond or other security which would not be material to the Borrower and its Consolidated Subsidiaries, considered as a whole) or (iii) incurred any liability under Title IV of ERISA material to the Borrower and its Consolidated Subsidiaries, considered as a whole, other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.08. Taxes. All United States Federal income tax returns of the Borrower and its Subsidiaries (other than Subsidiaries that are partnerships, non-entities or joint ventures and that have a fiscal year that does not correspond to the calendar year) that have been required to be filed have been filed. All years through December 31, 1991 are closed and no subsequent notice of audit has been received. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.10. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified; provided that no such representation and warranty is made with respect to any projections or forecasts. The Borrower has disclosed to the Banks in writing any and all facts known to it which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

            SECTION 4.11. Qualification as a REIT. The organization of each of the Borrower and its Subsidiaries and their respective methods of operation have permitted (i) the Borrower to qualify as a "real estate investment trust" under Sections 856-859 of the Code and (ii) the Subsidiaries of the Borrower (other than Subsidiaries that are considered, for Federal income tax purposes, partnerships, non-entities or joint ventures) to qualify as "real estate investment trusts" or "qualified REIT subsidiaries", as the case may be, under Sections 856-859 of the Code for the Borrower's tax years through December 31, 1994.

            SECTION 4.12. Real Estate Operating Company. As of the date of this Agreement, the Borrower is a "real estate operating company" as defined in
Section 2510.3-101 of the Regulations of the Department of Labor.

            SECTION 4.13. Insurance. The Borrower maintains the insurance required by Section 5.03(b).

            SECTION 4.14. Subsidiaries. Each of the Borrower's Subsidiaries was duly organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or association (to the extent such concepts are applicable in light of the organizational form of such Subsidiary), and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents or approvals would not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                    ARTICLE V

                                    COVENANTS

            The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note:

            SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of cash flows, income and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of cash flows, income and shareholders' equity for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower (it being understood that the format of such balance sheet and related statements of income, cash flows and shareholders' equity shall be substantially that of the financial statements referred to in Section 4.04(b));

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (i) a certificate of the chief financial officer chief accounting officer of the Borrower (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
      5.07 to 5.10, inclusive, on the date of such financial statements, (B) stating whether any Default or Mandatory Prepayment Event exists on the date of such certificate and, if any Default or Mandatory Prepayment Event then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (C) setting forth the amount of Debt of the Borrower of the type described in clause
      (v) of the definition of Debt that is outstanding as of the date of such financial statements and (D) setting forth separately for the Borrower and each Consolidated Subsidiary that owns any asset included in the most recent determination of Unleveraged Assets, (x) the Appraised Value at such time of each piece of Real Property owned by the Borrower or such Consolidated Subsidiary, as the case may be, that is not subject to a Lien securing Debt for Borrowed Money and (y) the value at such time, determined in accordance with generally accepted accounting principles, of each asset of the Borrower or such Consolidated Subsidiary, as the case may be, (other than Real Property and intangible assets (determined in accordance with generally accepted accounting principles)) that is not subject to any Lien securing Debt for Borrowed Money, and (ii) a leasing status report and a leasing status summary, substantially in the form of Exhibits I and J hereto, respectively;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the course of conducting their audit to cause them to believe that any Default (other than a Default arising out of Section 6.01(c) or (d)) or Mandatory Prepayment Event of the type described in Section 2.11(f)(i), (iii) or (iv) existed on the date of such statements and (ii) comparing each element of the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clauses (c)(i)(A) and (c)(i)(C) above to the most recent financial statements delivered pursuant to clause
      (a) above or to the most recent real property appraisal delivered pursuant to Section 5.12, as the case may be;

            (e) within five days after the Chairman or the chief financial officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Chairman or the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of any documents filed with the Securities and Exchange Commission with respect to the Borrower or any of its Subsidiaries or Affiliates;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (i) within five days after the chief financial officer of the Borrower obtains knowledge of any material adverse change with respect to any Significant Tenant (including, without limitation, (i) the commencement of any proceeding with respect to such Significant Tenant under any bankruptcy, insolvency, receivership, conservatorship or similar law now or hereafter in effect, (ii) a change in control with respect to such Significant Tenant, or (iii) the commencement of one or more lawsuits in which a claim or claims aggregating $100,000,000 or more are asserted against such Significant Tenant) notice of such material adverse change;

            (j) as soon as practicable after, and in any event no more than five Domestic Business Days after, the Board of Trustees or the investment committee of the Board of Trustees of the Borrower has voted to approve
      (i) any Asset Acquisition or Asset Disposition for consideration of $100,000,000 or more, notice of such approval, together with a description in reasonable detail of such Asset Acquisition or Asset Disposition or
      (ii) any Asset Acquisition or Asset Disposition such that the aggregate amount of all Asset Acquisitions and Asset Dispositions for any calendar year (other than any Asset Acquisition or Asset

      Disposition referred to in clause (i) above) is equal to or exceeds $100,000,000, notice of such approval, together with a description in reasonable detail of all Asset Acquisitions and Asset Dispositions which occurred during such calendar year;

            (k) upon request of the Administrative Agent or the Documentation Agent from time to time (at the request of any Bank), full information as to the amount of insurance carried by the Borrower and its Subsidiaries;

            (l) promptly upon receipt thereof, a copy of the summary letter prepared by the Appraiser showing the Appraised Value of the Borrower's and its Consolidated Subsidiaries' real estate assets determined in each appraisal of the type referred to in Section 5.12; and

            (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent or the Documentation Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same (it being understood and agreed that the term "material obligations and liabilities", as used in this Section 5.02 with respect to Debt, shall mean Material Debt).

            SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

            SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, directly or through Subsidiaries, to engage in business of the same general type and character as now conducted by the Borrower and its Subsidiaries (as described in the Borrower's 1995 Annual Report) and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the entity surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks or
(iii) the failure to preserve, renew or keep in full force or effect any rights, privileges or franchises where such failures would not, in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

            SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or
(ii) the failure to comply therewith, would not, together with all other such failures, reasonably be expected to have a material adverse effect on the assets, business or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

            SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and each appraisal of the type referred to in Section 5.12, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 5.07. Limitations on Debt. The Borrower shall not, at any time, permit:

            (a) Consolidated Debt to exceed 50% of the sum of (i) Gross Assets plus (ii) 50% of the aggregate amount of all contingent liabilities of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, of the type referred to in clause (v) of the definition of Debt, but only to the extent that such contingent liabilities represent commitments of the Borrower or any of its Consolidated Subsidiaries to acquire Real Property, or

            (b) Consolidated Secured Debt to exceed 35% of the Gross Assets.

            SECTION 5.08. Minimum Net Worth. The Borrower shall not, at any time, permit Consolidated Net Worth to be less than $2,000,000,000 (Two Billion Dollars).

            SECTION 5.09. Value of Unleveraged Assets. The Borrower shall not permit Unleveraged Assets at any time prior to the date (if any) on which the Security Acceptance shall occur to be less than 175% of the aggregate amount of Consolidated Debt that is not attributable to Consolidated Secured Debt or Debt evidenced by Subordinated Securities.

            SECTION 5.10. Debt Service Coverage. The Borrower shall not, at the end of any fiscal quarter, permit Cash Flow Before Debt Service to be less than 150% of the sum of (x) Consolidated Interest Expense for such four fiscal quarters plus (y) all payments of principal with respect to Consolidated Debt payable during such four fiscal quarters (other than optional prepayments and any other non-periodic payments, including lump sum or bullet payments), except that, in the event that the rating by Moody's or S&P of the Borrower's Senior unsecured long-term Debt is, at the end of such fiscal quarter, Baa2 (or less favorable) or BBB

(or less favorable), respectively, Borrower shall not, at the end of such fiscal quarter, permit Cash Flow Before Debt Service to be less than 200% of the sum of clauses (x) and (y) above.

            SECTION 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general business purposes. None of such proceeds will be used in violation of any applicable law or regulation, including without limitation Regulation U.

            SECTION 5.12. Real Property Appraisals. Prior to February 28 in each year and at any other time at the Borrower's option, the Borrower will (i) cause the fair market value of the equity of the Borrower and its Subsidiaries in all interests in Real Property as of the December 31 next preceding such February 28 or, in the case of an optional appraisal, a date not more than 60 days preceding the date of such appraisal (the "as of" date for any such appraisal, the "Valuation Date"), to be appraised by the Appraiser in conformity with and subject to the Code of Ethics and Standards of Professional Conduct of the Appraisal Institute, (ii) calculate as of such Valuation Date the value of Gross Assets, (iii) cause the Appraiser to review such calculation of Gross Assets and
(iv) cause to be filed with each Bank a report from the Appraiser containing the Appraiser's opinion on the value of Gross Assets as of such Valuation Date and its opinion on the reasonableness of the Borrower's calculation of the value of Gross Assets as of such Valuation Date and stating that the appraisal referred to in clause (i) above was made in conformity with and subject to the Code of Ethics and Standards of Professional Conduct of the Appraisal Institute.

            SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or consummate any transaction prohibited by the Borrower's "Trustees" under Section
6.06 of the Borrower's Second Amended and Restated Declaration of Trust, as in effect on the date hereof.

                                   ARTICLE VI

                                    DEFAULTS

            SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days of the due date thereof any interest, fees or any other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 2.11 or in Sections 5.07 to 5.10, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a) or (b) above) for ten days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been, incorrect in any material respect when made (or deemed made);

            (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would reasonably be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000; or

            (j) a judgment or order for the payment of money (other than a judgment of foreclosure or similar judgment solely with respect to assets securing Non-Recourse Debt) in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                   THE AGENTS

            SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York and Chemical Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and Chemical Bank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

            SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

            SECTION 7.04. Consultation with Experts. Either Agent may consult with legal counsel (who may be counsel for the borrower), independent public accountants and other experts selected by it and neither Agent shall be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agents. Neither Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or, when expressly required hereby, such different number of Banks required to consent to or request such action or inaction) or (ii) in the absence of its own gross negligence or willful misconduct, and no director, officer, agent or employee of either Agent shall be liable for any action taken or not taken by it in connection with this Agreement. Neither an Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agents. Either Agent (including the Administrative Agent) may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. Agents' Fee. On or prior to the Effective Date, the Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agents.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

            SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing or Money Market LIBOR Loan:

            (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of a Committed Borrowing, Banks having, 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall use reasonable efforts to designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal. principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) the date hereof in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency with which it shall not have been required (or requested or directed, as the case may be) to comply prior to the date hereof:

            (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge imposed by the United States or any other jurisdiction from which payment is made by the Borrower (or any political subdivision of any of the foregoing thereof) with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation by the United States (or any political subdivision thereof) of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (but excluding in any event any changes in any tax on or measured by the income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank is organized or such Bank's principal executive office or Applicable Lending Office is located or any political subdivision of any such jurisdiction); or

            (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending. Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary in this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than six months prior to the date (or, if earlier, commencing the first day of any Interest Period in effect on such date) on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue.

            SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

            SECTION 8.05. Election to Terminate. (a) If any Bank has demanded compensation under Section 8.03 with respect to United States Federal income tax, or the Borrower reasonably believes that such compensation will be demanded or required by any Bank on the next date for payment of any relevant amount hereunder, the Borrower shall have the right, with the assistance of the Agents, to cause a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

            (b) If any Bank has demanded compensation under Section 8.03 with respect to United States Federal income tax and no substitute bank or banks has purchased the Note and assumed the Commitment of such Bank pursuant to clause
(a) above, the Borrower may elect to terminate this Agreement as to such Bank and to repay or prepay all Loans made by such Bank, provided that the Borrower
(i) notifies such Bank through the Administrative Agent of such election at least three Euro-Dollar Business Days before any further Borrowings or payments of any Loan hereunder, (ii) repays or prepays all of such Bank's outstanding Loans on the dates specified by the Borrower in such notice, which dates shall be not later than the end of the respective Interest Periods applicable thereto and (iii) the Borrower shall reimburse such Bank for any loss or expense incurred by it in accordance with Section 2.14 as a result of any prepayment of a Fixed Rate Loan on a date other than the last day of an Interest Period. Upon receipt by the Administrative Agent of such notice, the Commitment of such Bank shall terminate.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or either Agent, at its address or facsimile transmission number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile transmission number as such party may hereafter specify for the purpose by notice to either Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in this Section and telephonic confirmation of receipt thereof is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder or any consideration of a Security Offer and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer `taxes, documentary taxes, assessments or charges made by any governmental authority with respect to the execution and delivery of this Agreement or the Notes, except for transfer taxes imposed as a result of a voluntary transfer, assignment or granting of a participation pursuant to Section 9.05.

            (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by each Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or the Documentation Agent are affected thereby, by the Administrative Agent or the Documentation Agent, as the case may be); provided that (i) no such amendment or waiver shall, unless signed by all the Banks, (A) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (B) reduce the principal of or rate of interest on any Loan or any fees hereunder, (C) postpone the date fixed for any scheduled payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, provided that the date on which Loans must be prepaid pursuant to Section 2.11 is not a "date fixed" for purposes of this Section 9.04, (D) change the aggregate amount by which or to which the Commitments are required to be reduced on or prior to any date set forth in Section 2.10 or (E) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement (including without limitation
Section 2.03) and (ii) no such amendment or waiver shall, unless signed by all of the Banks, result in the waiver of the condition to Borrowing set forth in
Section 3.02(c) if the failure to satisfy such condition is the result of a Default under Section 6.01(a) with respect to the payment of principal of or interest on any Loan.

             SECTION 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans with (and subject to) the written consent of the Borrower. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement as if such grant of a participating interest has not occurred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in subclauses (A), (B), (C) or
(D) of clause (i) of Section 9.04 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent and the Documentation Agent; provided that if (i) an Event of Default has occurred and is continuing or (ii) an Assignee (x) is a bank and a Bank Affiliate of such transferor Bank and (y) has a rating from one or more of S&P and Moody's of its senior unsecured public debt or commercial paper, or from Duff & Phelps, Inc. or Fitch Investors Service, Inc. not less than that of such transferor Bank at the time of such transfer, no such consent shall be required and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee f or processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (f) Any consent of the Borrower provided for in this Section 9.05 may be withheld in the Borrower's sole discretion.

            SECTION 9.06. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.07. Offer to Secure the Obligations. (a) The Borrower may offer (a "Security Offer") to grant to the Administrative Agent for the ratable benefit of the Banks a continuing security interest in one or more Specified Assets in order to secure the full and punctual payment of the Obligations in accordance with the terms thereof and to secure the performance of all of the obligations of the Borrower under this Agreement.

            (b) If at the time such Security Offer is delivered to the Administrative Agent, (i) the Appraised Value of the Specified Assets subject to such proposed Security Offer exceeds 175% of the aggregate amount of Commitments, and (ii) the aggregate income (or loss) before nonrecurring items for the four fiscal quarters then most recently ended, plus depreciation and amortization expense for such quarters (to the extent deducted in determining such income or loss for such quarters) of such Specified Assets (determined on a stand-alone basis) exceeds 150% of the aggregate interest expense of the Borrower in respect of the Loans during such four fiscal quarters plus (if the Commitments were not fully utilized at all times during such period) the amount of additional interest expense that would have accrued during such four fiscal quarters on a pro forma basis, determined as if the aggregate principal amount of Loans outstanding during such period had been equal to the aggregate amount of the Commitments in effect from time to time during such period and assuming that such additional principal amount of Loans accrued interest during such period at the rate that would have been applicable to Euro-Dollar Loans with Interest Periods of three months, each beginning on the first day of such fiscal quarter (such rate to be determined by the Administrative Agent using any reasonable method and notified to the Borrower promptly upon any request therefor, and which determination shall be conclusive in the absence of manifest error), then the Administrative Agent shall notify each of the Banks of such Security Offer. If within 45 days after delivery of such Security Offer to the Banks, the Super Required Banks have accepted such Security Offer by notice to the Administrative Agent (the "Delivery Time"), and if the Borrower and any relevant Subsidiary owning any relevant Specified Asset shall have (w) entered into and delivered to the Administrative Agent mortgages or deeds of trust securing the Obligations, together with appropriate guarantees of the Obligations by any such Subsidiary, (x) caused appropriate filings and recordings to be made, and other actions to be taken, to perfect the security interests of the Banks in such Specified Assets, (y) delivered to the Banks opinions of counsel covering the transactions contemplated by such documents and other documents relating to the existence of the Borrower and any such Subsidiary and the authority for such transactions and
(z) delivered to the Banks any other documents or information that either Agent may reasonably request, including but not limited to mortgagee title insurance policies in an amount equal to the Appraised Value of such Specified Assets, environmental reports, surveys and appraisals, all of the foregoing in form and substance satisfactory to the Super Required Banks, then upon such delivery there shall have occurred the "Security Acceptance".

            SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower and each Bank hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.11. Limitation of Liability. Corporate Property Investors is the designation of the Trustees under a Second Amended and Restated Declaration of Trust, as amended, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Board of Trustees, officers, employees or agents of the Borrower, nor any of their personal assets, shall be liable hereunder, and all Persons dealing with the Borrower shall look solely to the assets of the Borrower for the payment of any claims hereunder or for the performance hereof.

            SECTION 9.12. Confidentiality. Each of the Agents and Banks represents that it will maintain the confidentiality of any written or oral information provided under this Agreement by or on behalf of the Borrower that has been identified by its source as confidential (hereinafter collectively called "Confidential Information"), subject to such Agent's or Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, Bank Affiliates, auditors, counsel and other professional advisors and to other Banks, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or any of its Subsidiaries and Affiliates and (d) right to provide such information to Participants, prospective Participants to which sales of participating interests are permitted pursuant to subsection 9.05(b) and prospective Assignees to which assignments of interests are permitted pursuant to subsection 9.05(c) if such Participant, prospective Participant or prospective Assignee agrees to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Bank" party hereto (and, unless an assignment to any such prospective Assignee does not require the consent of the Borrower, with the prior written consent of the Borrower). Notwithstanding the foregoing, any such information supplied to an Agent, Bank, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

            SECTION 9.13. Adjustments. If any Bank (a "Benefitted Bank") shall at any time receive payment of a proportion of the aggregate amount of principal and interest then due and payable with respect to its Committed Loans, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 6.01(g) or (h) or otherwise), which is greater than the proportion thereof received by any other Bank in respect of the aggregate amount of principal and interest then due and payable with respect to the Committed Loans of such other Bank, the Benefitted Bank shall purchase for cash from such other Bank a participating interest in such portion of such other Bank's Committed Loans, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as may be required so that all such payments of principal and interest with respect to the Committed Loans or the benefits of such collateral shall be shared by the Banks pro rata in accordance with their respective Commitments; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; and provided further that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes.

            SECTION 9.14. Existing Credit Agreement. The Borrower, Morgan Guaranty Trust Company of New York, as Administrative Agent hereunder and as agent under the Existing Credit Agreement and each of the Banks, as a bank hereunder and, to the extent applicable, as a bank party to the Existing Credit Agreement (the banks party to the Existing Credit Agreement, the "Existing Credit Agreement Banks"), agree that, notwithstanding anything to the contrary herein or in the Existing Credit Agreement, the "Commitments" (as defined therein) of the Existing Credit Agreement Banks under the Existing Credit Agreement shall terminate on the Effective Date (any advance notice of such termination being hereby waived by each Bank which is an Existing Credit Agreement Bank).

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            CORPORATE PROPERTY INVESTORS


                            By /s/ Michael L. Johnson
                               ------------------------------
                               Title: Sr. Vice President and
                                 Chief Financial Officer

                            Address:   Three Dag Hammarskjold Plaza
                                       305 East 47th Street
                                       New York, New York 10017

                                       Attn: Chief Financial Officer
                                       Telecopy No.: 212-759-2003

                            with a copy to the same address;

                                       Attn: General Counsel
                                       Telecopy No.: 212-759-7087

Commitments
-----------

$23,000,000                 MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                            By /s/ Timothy O'Donovan
                               ---------------------------
                               Title: Vice President

$23,000,000                 CHEMICAL BANK


                            By /s/ James G. Rolison
                               ---------------------------
                               Title: Vice President

$21,000,000                 BANK OF MONTREAL, CHICAGO BRANCH


                            By /s/ David A. Mazujian
                               ---------------------------
                               Title: Director


$21,000,000                 COMMERZBANK AG, NEW YORK BRANCH


                            By /s/ James J. Henry
                               ---------------------------
                               Title: Vice President

                            By /s/ Christine H. Finkel
                               ---------------------------
                               Title: Assistant Vice President


$21,000,000                 FLEET NATIONAL BANK

                            By /s/ Edmund H. Terry
                               ---------------------------
                               Title: Vice President


$21,000,000                 BAYERISCHE HYPOTHEKEN- UND WECHSEL-
                              BANK AKTIENGESELLSCHAFT, ACTING
                              THROUGH ITS NEW YORK BRANCH


                            By /s/ Peter T. Hannigan
                               ---------------------------
                               Title: First Vice President

                            By /s/ Larney J. Bisbano
                               ---------------------------
                               Title: Assistant Vice President


$21,000,000                 MIDLANTIC BANK, N.A., A SUBSIDIARY
                              OF PNC BANK CORP.


                            By /s/ Melinda E. DiBenedetto
                               ---------------------------
                               Title: Assistant Vice President

$21,000,000                 THE SUMITOMO BANK, LIMITED, NEW
                              YORK BRANCH


                            By /s/ Takeo Yamori
                               ---------------------------
                               Title: Joint General Manager


$21,000,000                 UNION BANK OF CALIFORNIA, N.A.


                            By /s/ Michael King
                               ---------------------------
                               Title: Assistant Vice President

                            By /s/ D. Tim Mahoney
                               ---------------------------
                               Title: Vice President/Regional
                                       Manager


$21,000,000                 WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH


                            By /s/ Mark H. Lanspa
                               ---------------------------
                               Title: Vice President

                            By /s/ Salvatore Battinelli
                               ---------------------------
                               Title: Vice President


$21,000,000                 WESTLAND\UTRECHT HYPOTHEEKBANK N.V.


                            By /s/ M.B. Bolle
                               ---------------------------
                               Title: Chief Executive Officer


$10,000,000                 ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO, S.P.A.


                            By /s/ W. Jones
                               ---------------------------
                               Title: Vice President

                            By /s/ Robert Wurster
                               ---------------------------
                               Title: First Vice President

$5,000,000                  BANCO TOTTA & ACORES


                            By /s/ Michael Crawford
                               ---------------------------
                               Title: Vice President


                            By /s/ Dean Wilson
                               ---------------------------
                               Title: Vice President & Treasurer

-----------------
Total Commitments

$250,000,000
=================

                            CHEMICAL BANK, as Documentation
                                Agent


                            By /s/ James G. Rolison
                               ---------------------------
                               Title: Vice President
                               Address: 270 Park Avenue
                               New York, New York
                               Attn: Cathlene Banker
                               Telecopy No.: 212-697-2877


                            MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as
                              Administrative Agent


                            By /s/ Timothy O'Donovan
                               ---------------------------
                               Title: Vice President
                               Address: 60 Wall Street
                               New York, New York 10260
                               Attn: Ms. Patricia Yates
                               Telecopy No.: (212) 888-3567

                                PRICING SCHEDULE

            Each of "Euro-Dollar Margin", "Base Rate Margin", and "Commitment Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

------------------------------------------------------------------------------------
                 Level I    Level II   Level III    Level IV     Level V    Level VI
------------------------------------------------------------------------------------
Euro-Dollar
Margin            0.625%       0.75%       1.20%      1.325%       1.50%      2.125%
------------------------------------------------------------------------------------
Base Rate
Margin                0%          0%          0%          0%          0%       0.25%
------------------------------------------------------------------------------------
Commitment
Fee Rate If
Utilization
is less than
or equal to
33.3%              0.20%       0.25%       0.30%       0.30%       0.30%       0.35%
------------------------------------------------------------------------------------
Commitment
Fee Rate If
Utilization
exceeds
33.3%             0.125%       0.15%       0.20%       0.20%       0.20%       0.25%
------------------------------------------------------------------------------------

            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated A+ or higher by S&P or Al or higher by Moody's.

            "Level II Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's and Level I Pricing does not apply.

            "Level III Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BBB+ or higher by S&P or Baal or higher by Moody's and neither Level I nor II Pricing applies.

            "Level IV Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and none of Level I, II, and III Pricing applies.

            "Level V Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and none of Level I, II, III and IV Pricing applies.

            "Level VI Pricing" applies at any date if, at such date, the Borrower's long-term debt is rated BB+ or lower by S&P or Bal or lower by Moody's.

            "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI Pricing applies at any date.

            "Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date.

The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P or Moody's to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. For the avoidance of doubt, in the case of split ratings from S&P and Moody's, the rating to be used to determine Pricing Level is the higher of the two (e.g. BBB+/Baa2 results in Level III Pricing), except that if either rating falls below investment grade (e.g. below BBB-/Baa3), the rating to be used to determine Pricing Level is the lower of the two (e.g. BBB-/Ba1 results in Level VI Pricing).

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                              ____________, 19__

            For value received, Corporate Property Investors, a Massachusetts unincorporated business trust (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to a interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; Provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

             Corporate Property Investors is the designation of the Board of Trustees under a Second Amended and Restated Declaration of Trust, as amended, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Board of Trustees, officers, employees or agents of the Borrower, nor any of their personal assets, shall be liable hereunder, and all Persons dealing with the Borrower shall look solely to the assets of the Borrower for the payment of any claims hereunder or for the performance hereof.

             This note is one of the Notes referred to in the Credit Agreement dated as of June 26, 1996 among the Borrower, the banks listed on the signature pages thereof, Chemical Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                         CORPORATE PROPERTY INVESTORS


                         By __________________________
                            Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
           Amount         Type        Amount of
             of            of         Principal        Maturity       Notation
Date        Loan          Loan         Repaid            Date         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       Form of Money Market Quote Request


                                     [Date]

To:         Morgan Guaranty Trust Company of New York
            (the "Administrative Agent")

From:       Corporate Property Investors

Re:         Credit Agreement (as amended, the "Credit
            Agreement") dated as of June 26, 1996 among Corporate Property Investors, the Banks listed on the signature pages thereof, the Administrative Agent and the Documentation
            Agent.

            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: ________________________

Principal Amount(1)                       Interest Period(2)
-------------------                       ------------------

$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Terms used herein have the meanings assigned to them in the Credit Agreement.

      Corporate Property Investors is the designation of the Trustees under a Second Amended and Restated Declaration of Trust, as amended, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Board of Trustees, officers, employees

----------
      (1) Amount must be $5,000,000 or a larger multiple of $1,000,000.

      (2) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

or agents of the Borrower, nor any of their personal assets, shall be liable hereunder, and all Persons dealing with the Borrower shall look solely to the assets of the Borrower for the payment of any claims hereunder or for the performance hereof.

                                  CORPORATE PROPERTY INVESTORS


                                  By ________________________
                                     Title:

                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes

To:         [Name of Bank]

Re:         Invitation for Money Market Quotes to Corporate
            Property Investors (the "Borrower")

            Pursuant to Section 2.03 of the Credit Agreement dated as of June 26, 1996 among the Borrower and the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing: _______________________

Principal Amount                              Interest Period
----------------                              ---------------
$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                            MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                            By ________________________
                                Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote

To:         MORGAN GUARANTY TRUST COMPANY
            OF NEW YORK, as Administrative Agent

Re:         Money Market Quote to Corporate Property Investors
            (the "Borrower")

            In response to your invitation on behalf of the Borrower dated ____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.    Quoting Bank: ____________________________

2.    Person to contact at Quoting Bank: __________________

3.    Date of Borrowing: ___________________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:





----------
      * As specified in the related Invitation.

Principal            Interest             Money Market
 Amount*             Period**             [Margin***]            [Rate****]
 -------             --------             -----------            ----------
$

$

[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $________]*

             We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of June 26, 1996 among the Borrower, the Banks party thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                     Very truly yours,

                                     (NAME OF BANK]


Dated: ____________                  By: ______________________
                                         Authorized Officer


----------
      * Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitations if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $l,000,000.

      ** Not less than one month (LIBOR Auction) or not less than 7 days as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

      *** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify Percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

      **** Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E

                  [LETTERHEAD OF CORPORATE PROPERTY INVESTORS]

                                                     June 26, 1996


To the Banks and the
Agents Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Dear Sirs;

      I am the Vice President and General Counsel of Corporate Property Investors (the Borrower) and have acted in such capacity in connection with the Credit Agreement (the Credit Agreement") dated as of June 26, 1996, among the Borrower, the Banks listed therein, Chemical Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agents") Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(c) of the Credit Agreement.

      In connection with the rendering of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, business records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, I am of the opinion that:

      1. The Borrower is an unincorporated Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's powers, have been duly authorized by all necessary action on the part of the Borrower, require no action by or in respect of, or

CORPORATE PROPERTY INVESTORS

filing with, any governmental body, agency or official (other than such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Second Amended and Restated Declaration of Trust or Trustees' Regulations of the Borrower or of any debt or other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries. In connection with the foregoing, I wish to point out that certain of the debt and other material agreements referred to in the preceding sentence are or may be governed by laws other than those of the State of New York; for purposes of this opinion, however, I have assumed that all such debt and other material agreements would be governed by the laws of the State of New York.

      3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. With respect to the foregoing opinion, (i) insofar as provisions contained in the Credit Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations, (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and
(iii) I express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any lender may be located or where enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

      4. Except as described in subparagraph (2) of Commitments, Contingencies and Other Comments of Notes of Unaudited Consolidated Financial Statements of the Borrower arid its Consolidated Subsidiaries for the three months ended March 31, 1996, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which

CORPORATE PROPERTY INVESTORS

could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

      I express no opinion herein as to (i) Section 9.09 of the Credit Agreement insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes, (ii) the waiver of an inconvenient forum set forth in Section 9.08 of the Credit Agreement or (iii)
Section 9.13 of the Credit Agreement insofar as it relates to setoffs in respect to participations purchased in Loans.

      I am a member of the Bar of the State of New York and express no opinion as to any laws other than the laws of the State of New York and the Commonwealth of Massachusetts and the federal laws of the United States of America. In giving the opinions in paragraphs 1, 2 and 3 above, I have relied, as to all matters governed by the laws of the Commonwealth of Massachusetts, upon the opinion of Peabody & Arnold dated of even date herewith, a copy of which has been delivered to you.

                                               Very truly yours,


                                               /s/ Harold Rolfe

                                                                       EXHIBIT F

                        [LETTERHEAD OF PEABODY & ARNOLD]

                                             June 26, 1996

To the Banks and the
Agents Referred to Below,
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

      We have acted as special counsel for Corporate Property Investors (the "Borrower') for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement (the "Credit Agreement") dated as of June 26, 1996 among the Borrower, the Banks listed therein, Chemical Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agents"). Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, business records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In rendering this opinion, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the accuracy of all statements contained in all documents reviewed by us. We express no opinion as to the enforceability of the Credit Agreement or the Notes or any document executed in connection therewith.

      Upon the basis of the foregoing, we are of the opinion that:

      1. The Borrower is an unincorporated Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all powers required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's powers, have been duly authorized by all

PEABODY & ARNOLD
June 26, 1996
Page 2


necessary action on the part of the Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Declaration of Trust or Trustee's Regulations of the Borrower.

      3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower.

      We are members of the Bar of the Commonwealth of Massachusetts and the foregoing opinion is limited to the laws of the Commonwealth of Massachusetts.

      We are furnishing this opinion to you solely for your benefit. This opinion is not to be relied upon for any other purpose without prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you of any facts or circumstances which may hereafter be brought to our attention or any changes in the law which may hereafter occur.

                                     Very truly yours,


                                     /s/ Peabody & Arnold

                                                                       EXHIBIT G

                     [LETTERHEAD OF CRAVATH, SWAINE & MOORE]

                                                                   June 26, 1996

                          Corporate Property Investors
                          $250,000,000 Credit Agreement

Dear Sirs:

            We have acted as special counsel for Corporate Property Investors (the "Borrower") for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement (the Credit Agreement") dated as of June 26, 1996 among the Borrower, the Banks listed therein, Chemical Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agents"). Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, business records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing and certain information as to matters of fact furnished to us by officers of the Borrower, we are of the opinion that:

            1. The organization of each of the Borrower and its Subsidiaries and their respective methods of operation will permit (i) the Borrower to meet the requirements of the Internal Revenue Code of 1986, as amended to date, and the regulations and rulings thereunder as in effect on the date hereof (the "Code"), for qualification as a "real estate investment trust" within the meaning of
Section 856 of the

Code and (ii) the Subsidiaries of the Borrower (other than subsidiaries that are considered, for Federal income tax purposes, as partnerships, non-entities or joint ventures) to meet the requirements of the Code for qualification as "real estate investment trusts" or "qualified REIT subsidiaries"), as the case may be. Each of the Borrower and its Subsidiaries (other than Subsidiaries that were considered, for tax purposes, as partnerships, non-entities or joint ventures) was qualified as a real estate investment trust or a qualified REIT subsidiary, as the case may be, for the Borrower's tax years through December 31, 1994.

            2. The Borrower is a "real estate operating company" as defined in
Section 2510.3-101 of the Regulations of the Department of Labor, as currently in effect.


                                     Very truly yours,


                                     /s/ Cravath, Swaine & Moore

To the Banks and the
Agents Referred to Below,
In care of Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, NY 10260

II

                                                                       EXHIBIT H

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT


                                         [Effective Date]

To the Banks and the Agents Referred to Below,
c/o Morgan Guaranty Trust Company
   of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

            We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of June 26, 1996 among Corporate Property Investors, an unincorporated Massachusetts business trust (the "Borrower"), the Banks listed therein (the "Banks"), Chemical Bank, as Documentation Agent (the "Documentation Agent") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent" and, together with the Documentation Agent, the "Agents"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, business records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that, assuming that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's powers and have been duly authorized by all necessary action on the part of the Borrower and that the Credit Agreement and the Notes have been duly executed and delivered by the Borrower (as to which matters you have received the opinions of Harold E. Rolfe, Esq., general counsel to the Borrower, and Peabody & Arnold, special Massachusetts counsel to the Borrower, each dated of even date herewith), the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower in each case enforceable in accordance with its respective terms, except as any of the foregoing may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and by general principles of equity.

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                     Very truly yours,

                                                                       Exhibit I

CPI LEASING STATUS

                            HELD FOR                        LEASED*             COMMITTED              COMMITTED
                    TOTAL   EXPANSION    NET    VACANT &   (OCCUP. OR     %     (REVISED        %        (DRAFT        %
                     GLA   NOT LSBLE.    GLA    LEASABLE  LSE.SIGNED)   LEASED    DRAFT)    COMMITTED    SENT)     COMMITTED
AURORA
BREA
BURLINGTON
BURNSVILLE
COUNTRYSIDE
GWINNETT
HAYWOOD
LENOX
LENOX EXPANSION
LIVINGSTON
MAPLEWOOD
MAPLEWOOD
 EXPANSION
NANUET
NORTHLAKE
OCEAN COUNTY
ROCKAWAY
ROOSEVELT FIELD
SANTA ROSA
SOUTH SHORE
[ILLEGIBLE] FOOD
 COURT
TOWN CTR AT BOCA
TOWN CTR AT COBB
WALT WHITMAN
WESTMINSTER
TOTAL RETAIL
OTHER

TOTAL GLA

                                                                       Exhibit J

                               CORPORATE PROPERTY INVESTORS
                                  LEASING STATUS SUMMARY
                                 AT 6/04/96 THRU 11/30/97

                                 SQUARE FEET                                       COMMITTED SQUARE FEET
                                                                                                                         % OF
                                                                   % OF                                         % OF     TOTAL
PROPERTY           GLA VACANT   RENEWAL     TURNOVER     TOTAL      GLA   VACANT   RENEWAL   TURNOVER   TOTAL   GLA    ACTIVITY
AURORA
BREA
BURLINGTON
BURNSVILLE
COUNTRYSIDE
GWINNETT
HAYWOOD
LENOX
LENOX EXPANSION
LIVINGSTON
MAPLEWOOD
MAPLEWOOD
 EXPANSION
NANUET
NORTHLAKE
OCEAN COUNTY
ROCKAWAY TOWNSQUARE
ROOSEVELT FIELD
SANTA ROSA
SOUTH SHORE
[ILLEGIBLE] FOOD
  COURT
TOWN CTR AT BOCA
TOWN CTR AT COBB
WALT WHITMAN
WESTMINSTER
TOTAL RETAIL
OTHER
  TOTAL

  PRIOR MONTH
INCREASE/DECREASE

                                    EXHIBIT K

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CORPORATE PROPERTY INVESTORS (the "Borrower"), CHEMICAL BANK, as Documentation Agent (the "Documentation Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent" and, together with the Documentation Agent, the "Agents").

                                W I T N E S E T H

            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement (the "Credit Agreement") dated as of _________, 19__ among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Documentation Agent and the Administrative Agent;

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $___________;

            WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $___________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and each of the Agents and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $__________*. It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

----------
      * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

            SECTION 4. Consent of the Borrower and the Agents. This Agreement is conditioned upon the consent of the Borrower and each of the Agents pursuant to
Section 9.05(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agents is evidence of this consent. Pursuant to Section 9.05(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

            SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 7. Limitation of Liability. Corporate Property Investors is the designation of the Board of Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of the Commonwealth of Massachusetts, and neither the shareholders nor the Board of Trustees, officers, employees or agents of the Borrower, nor any of their personal assets, shall be liable under the Credit Agreement, and all Persons dealing with the Borrower shall look solely to the assets of the Borrower for the payment of any claims hereunder or for the performance hereof.

            SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                     [ASSIGNOR]


                                     By_________________________
                                        Title:


                                     [ASSIGNEE]

                                     By___________________________
                                        Title:


                                     CORPORATE PROPERTY INVESTORS

                                     By__________________________
                                        Title:


                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as
                                        Administrative Agent


                                     By___________________________
                                        Title:


                                     CHEMICAL BANK, as
                                       Documentation Agent


                                     By__________________________
                                        Title:

                                                                       EXHIBIT L

                            SUBORDINATION PROVISIONS

            Subordinated Securities that are Debt ("Subordinated Debt") shall be expressly made subordinate and junior in right of payment to the "Obligations" referred to in the Credit Agreement dated as of June 26, 1996 among Corporate Property Investors (the "Borrower"), the banks listed on the signature pages thereof, Chemical Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the sane may be amended from time to time, the "Credit Agreement") (such obligations, the "Senior Debt") by provisions no less favorable to the holders of the Senior Debt than the following:

            (i) No payment or prepayment of any principal, premium (if any) or interest on account of and no repurchase, redemption or other retirement (whether at the option of the holder or otherwise) of Subordinated Debt (other than the conversion of any convertible Subordinated Debt into common stock of the Borrower) shall be made, if at the time of such payment, prepayment, repurchase, redemption or retirement or immediately after giving effect thereto (1) there shall exist a default in the payment or prepayment of any principal, interest, fees or any other amount then due with respect to any Senior Debt or (2) a Standstill Period shall be in effect;

            (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full in cash of all principal, premium (if any), interest and fees on all Senior Debt (including interest thereon accruing after the commencement of any such proceedings, whether or not allowed or allowable as a claim in such proceedings) before the holders of the Subordinated Debt are entitled to receive any payment or other distribution on account of principal, premium (if any) or interest upon the Subordinated Debt, and to that end the holders of Senior Debt shall be entitled to receive distributions of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Debt, except for distributions in the form of securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding to the same or a greater extent than the Subordinated Debt hereunder;

            (iii) In the event that any Subordinated Debt is declared due and payable before its expressed maturity because of the occurrence of an event of default (under circumstances when the provisions of the foregoing paragraphs (i) or (ii) are not applicable), the holders of the Senior Debt outstanding at the time such Subordinated Debt so becomes due and payable because of such occurrence of such an event of default shall be entitled to receive payment in full in cash of all principal, premium (if any), interest and fees on all Senior Debt before the holders of the Subordinated Debt are entitled to receive any payment or other distribution on account of the principal, premium (if any) or interest upon the Subordinated Debt;

            (iv) In the event that, notwithstanding the occurrence of any of the events described in paragraphs (i), (ii) and (iii), any such payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the holders of Subordinated Debt before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in cash, including principal, premium (if any), interest and fees thereon, in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

            (v) No holder of Senior Debt shall be prejudiced in his right to enforce subordination of the

       Subordinated Debt by any act or failure to act on the part of the Borrower;

provided, that the Subordinated Debt may provide that the foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, and that nothing therein shall impair, as between the Borrower and the holders of the Subordinated Debt, the obligation of the Borrower, which may be unconditional and absolute, to pay to the holders of the Subordinated Debt the principal and premium (if any) thereof and interest thereon in accordance with its terms, nor shall anything therein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law or the instruments pursuant to which the Subordinated Debt was issued upon default thereunder, subject to the rights under paragraphs (i), (ii), (iii), (iv) and
(v) above of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Debt.

            As used herein, a "Standstill Period" means the period beginning on the date on which the Administrative Agent shall have notified the Borrower (as well as any trustee or representative of holders of Subordinated Debt and any original holder of at least $5,000,000 principal amount of Subordinated Debt, in each case only if such trustee, representative or holder was notified to the Administrative Agent at the time such Debt was issued, and at the address specified in the Borrower's notice to the Administrative Agent) of the existence of an event of default under the Senior Debt, other than an event of default referred to in clause (1) of paragraph (i) above (a "Nonpayment Default"), and the determination of the holders of the Senior Debt to initiate a Standstill Period by reason thereof, and ending on the earlier of (x) the date on which such Nonpayment Default shall have been cured and (y) the close of business on the 180th day after the commencement of such period; provided that Standstill Periods shall not be in effect for more than 180 days in any consecutive 360-day period. If a Nonpayment Default has occurred and is continuing but no Standstill Period is in effect, no holder of Subordinated Debt will demand, accept or receive, and the Borrower shall not make, any payment with respect to the Subordinated Debt without giving the Administrative Agent at least 10 business days' prior written notice of such action.


                                       3